UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 10, 2009

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

169 Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 10, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Infinera Corporation (the “Company”) approved one-time equity awards to certain named executive officers in the form of restricted stock units and stock options (the “Equity Awards”) in connection with the Company’s leadership transition recently disclosed by the Company on a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 21, 2009.

The Equity Awards were granted pursuant to the Company’s 2007 Equity Incentive Plan and are comprised of the following numbers of restricted stock units and shares underlying stock options:

Executive Officer	Position	Restricted Stock Units	Shares Underlying Stock Options
Tom Fallon	Chief Operating Officer	75,000	150,000
Duston M. Williams	Chief Financial Officer	170,000	—
David F. Welch, Ph.D.	Chief Marketing and Strategy Officer	75,000	150,000
Scott A. Chandler	Vice President, North America	35,000	70,000

All of the restricted stock units will fully vest on April 1, 2011, and each stock option will vest monthly over a 24 month period from the date of grant of August 10, 2009 with an exercise price of $7.45 per share, provided that a recipient of any of the Equity Awards remains an employee, consultant or director of the Company on each such vesting date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: August 12, 2009	By:	/s/ Michael O. McCarthy III
Michael O. McCarthy III Chief Legal Officer